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                                    EXHIBIT B

                         QUANTUM INDUSTRIAL PARTNERS LDC

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned QUANTUM INDUSTRIAL PARTNERS LDC (the "Company"), a Cayman Islands exempted limited duration company does, pursuant to a duly adopted resolution of its sole director, hereby designate, constitute and appoint:

              GARY S. GLADSTEIN, SEAN C. WARREN AND MICHAEL C. NEUS

each with a business address at Soros Fund Management, 888 Seventh Avenue, New York, NY, or any one of them, acting singly and not jointly, as its true and lawful agents and attorneys-in-fact for the purpose of executing and delivering, in the name and on behalf of the Company, all documents required to be filed with the Securities and Exchange Commission pursuant to Section 13(d) or 16(a) of the Securities Exchange Act of 1934 in connection with the beneficial ownership by the Company of any securities of SENSORMATIC ELECTRONICS CORPORATION, including, without limitation: (1) acquisition statements on
Schedule 13D and/or Schedule 13G and any amendments thereto, (2) any joint filing agreements among the Company, Soros Fund Management and/or George Soros (together with such other persons as may be designated by the attorneys-in-fact) pursuant to SEC Rule 13d-1(f), (3) any Initial Statements of Beneficial Ownership on Form 3, (4) any Statements of Changes in Beneficial Ownership on Form 4 and (5) any Annual Statement of Changes in Beneficial Ownership on Form 5.

The attorneys-in-fact are hereby authorized and empowered to perform all other acts and deeds, which they in their sole discretion deem necessary or appropriate to carry out to the fullest extent the terms and the intent of the foregoing.

 The Common Seal of QUANTUM
 INDUSTRIAL PARTNERS LDC               )
  was hereunto affixed by              )
                                       )
 E.A. Hook/J.H.F. Grootjen             )
 ---------------------------           )
 for and on behalf of QUANTUM          )
 INDUSTRIAL PARTNERS LDC,              )    Per: /s/ E.A. Hook/J.H.F. Grootjen
 in the presence of:                   )
                                       )
                                       )
                                       )
 _______________________               )
 Witness